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PROXY                                                              EXHIBIT 99(a)



                         CAPITAL BANCORPORATION, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR SPECIAL MEETING OF COMMON STOCK SHAREHOLDERS ON __________, 1995

    The undersigned hereby appoints VAN H. PULS, DAVID G. COLLIER and LISA J. GORDON, and each of them, with the power of substitution, as proxies of the undersigned, to attend the Special Meeting of Common Stock Shareholders of Capital Bancorporation, Inc. (the "Company"), to be held at ___________________________ on _____________ , at _____ a.m. local time, and all adjournments thereof, and to vote, as indicated below, the shares of CBI Common Stock which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN CAPITAL BANCORPORATION, INC., UNION PLANTERS CORPORATION AND CBI ACQUISITION COMPANY DATED AS OF JUNE 20, 1995, AS AMENDED AND RESTATED JUNE 22, 1995, ALONG WITH THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

         [ ] FOR APPROVAL OF REORGANIZATION AGREEMENT AND THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

         [ ] AGAINST APPROVAL OF REORGANIZATION AGREEMENT AND THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

         [ ] WITHHOLD AUTHORITY TO VOTE ON THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR approval of the Reorganization Agreement and Plan of Merger annexed thereto as Exhibit A.

          Please date and sign on the reverse side and mail promptly in the enclosed envelope.
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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all proxies heretofore given by the undersigned for said Special Meeting. This proxy may be revoked prior to its exercise.



                                   Dated:                                 , 1995
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                                                    Signature


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                                                    Signature

                                   Note: Please sign exactly as your name or names appear hereon. When signing as Attorney, Executor, Trustee, Guardian or Officer of a Corporation, please give title as such. For Joint Accounts, all named holders must sign.

            PLEASE MARK, SIGN AND PROMPTLY RETURN THIS PROXY CARD
                          IN THE ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.